                                                                     EXHIBIT 4.3

[FACE OF CERTIFICATE]
NUMBER
AG

This Certificate is transferable in New York, NY

AlgoRx Pharmaceuticals, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SHARES

CUSIP 01586T 10 6
SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE
COMMON STOCK, PAR VALUE $.001 PER SHARE, OF AlgoRx Pharmaceuticals, Inc. (hereinafter the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Paul R. Hamelin
PRESIDENT
[SEAL]

/s/ Jeffrey A. Rona
TREASURER

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY (New York,
NY) TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

AlgoRx Pharmaceuticals, Inc.

The Corporation is authorized to issue more than one class of stock. The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - (Cust) Custodian (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address, including postal zip code, of assignee

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.